EXHBIT 21.1

OIL STATES INTERNATIONAL, Inc.
SUBSIDIARIES

SUBSIDIARY	STATE/COUNTRY

Acute Technological Services, Inc.	Texas

Capstar Holding, L.L.C.	Delaware

Crown Camp Services Ltd.	Alberta, Canada

General Marine Leasing, L.L.C.	Delaware

MAC Investments, LLC	Delaware

Oil States Energy Services Holding, Inc.	Delaware

Oil States Energy Services L.L.C.	Delaware

Oil States Industries, Inc.	Delaware

Oil States Industries (Asia) Pte Ltd.	Singapore

Oil States Industries (UK) Limited	United Kingdom

Oil States Skagit SMATCO L.L.C.	Delaware

OSES International, LLC	Delaware

PTI Group, Inc.	Alberta, Canada

PTI Group USA, L.L.C.	Delaware

PTI Noble Structures, Inc.	Alberta, Canada

PTI Travco Modular Structures Ltd.	Alberta, Canada

PTI Premium Camp Services Ltd.	Alberta, Canada

PTI USA Manufacturing L.L.C.	Delaware

Sooner, Inc.	Delaware

Sooner Pipe, L.L.C.	Delaware

Stinger Wellhead Protection (Canada) Incorporated	Alberta, Canada

Tempress Technologies, Inc.	Washington

The MAC Services Group Ltd.	Australia